EXHIBIT 10.3

AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Pursuant to the authority granted to it by Morgan Stanley, Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley Supplemental Executive Retirement Plan as follows:

1.    Effective July 14, 2008, Appendix C, Provisions Relating to Certain Employees, shall be amended by adding the following new paragraph to the end thereof:

“MSCI Inc. and Barra, Inc. Effective July 14, 2008, (i) MSCI Inc. and Barra, Inc. (collectively, “MSCI/Barra”) shall cease to be considered part of the Firm for purposes of the Plan and (ii) MSCI/Barra employees who are participating in the Plan as of July 14, 2008 shall continue to accrue benefits under the Plan, based on Salary paid by MSCI/Barra and Credited Service with MSCI, as provided in Section IV of the Plan, following July 14, 2008; provided that, effective August 31, 2008, MSCI/Barra employees shall cease to accrue benefits under the Plan.”

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of the 10th day of July, 2008.

MORGAN STANLEY & CO. INCORPORATED

By:	/S/ KAREN JAMESLEY
Title: Global Head of Human Resources